Exhibit 99.1

Neonode Announces Appointment of New President and CEO

STOCKHOLM, SWEDEN, March 24, 2025 — Neonode Inc. (NASDAQ: NEON) (the “Company” or “Neonode”) today announced the appointment of Daniel Alexus as its new President and Chief Executive Officer, effective March 31, 2025.

“Neonode is at a very important stage of its journey toward reshaping its business and becoming a profitable company focused on licensing proprietary technologies to leading suppliers and OEMs, and we are very pleased to welcome Daniel Alexus as the new President and CEO of the company. Daniel has a proven track record of outstanding business leadership and high technical skills – experience that will be crucial to Neonode’s success moving forward,” says Ulf Rosberg, Chairman of the Board.

“I am excited to be joining Neonode and inspired to collaborate with the team and the Board of Directors to drive the company’s growth and development. I am particularly impressed by Neonode’s technology platforms and engineering expertise, which I believe hold significant potential. My focus will be on accelerating commercial success and driving sustainable growth. Together with the team, I look forward to creating value for our customers, employees, and shareholders,” says Daniel Alexus.

Mr. Alexus, aged 40, has since 2018 served as Executive, Global Head of Innovation and Founder of Ericsson ONE, an innovation accelerator within Telefonaktiebolaget LM Ericsson (publ) (“Ericsson”). Daniel Alexus also brings experience from several other senior roles at Ericsson, where he started in 2010. Mr. Alexus has a Master of Science in Engineering & Management from KTH Royal Institute of Technology in Stockholm, Sweden.

For more information, please contact:

Interim President and Chief Executive Officer and Chief Financial Officer

Fredrik Nihlén

E-mail: fredrik.nihlen@neonode.com

Phone: +46 703 97 21 09

About Neonode

Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The Company provides advanced optical sensing solutions for contactless touch, touch, gesture control, and in-cabin monitoring. Building on experience acquired during years of advanced research and development and technology licensing, Neonode’s technology is currently deployed in more than 90 million products, and the Company holds more than 100 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, automotive, elevator, and self-service kiosk markets.

NEONODE and the NEONODE logo are trademarks of Neonode Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to our expectations for growth and the growing demand for our products, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors include risks related to our reliance on the ability of our customers to design, manufacture and sell their products with our touch technology, the length of a customer’s product development cycle, our dependence and our customers’ dependence on suppliers, the global economy generally and other risks discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.